Exhibit 10.1

ENVELA CORPORATION

2025 EQUITY INCENTIVE PLAN

  1. Purpose

The proper execution of the duties and responsibilities of the executives, directors, and key employees of Envela Corp. (the “Corporation”) is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions and provide services that contribute materially to the successful operation of the business of the Corporation. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and to increase the prosperity, growth, and earnings of the Corporation. This equity incentive plan is intended to serve these purposes.

  2. Definitions

The following terms wherever used herein will have the meanings set forth below.

“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Cause” shall have the meaning assigned to such term in any Corporation, Subsidiary, or Affiliate unexpired employment, severance, or similar agreement or Option Agreement with an Optionee, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Optionee’s breach of fiduciary duty or duty of loyalty to the Corporation, (ii) the Optionee’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Optionee’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Corporation or a Subsidiary of the Corporation (other than by reason of disability) or to comply with any lawful directive of the Board or its designee, (iv) the Optionee’s breach of any written policy of the Corporation or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Optionee’s breach of any agreement with the Corporation or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Optionee’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Corporation or a Subsidiary or Affiliate thereof, or (vii) the Optionee’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Corporation, its Subsidiaries or Affiliates. An Optionee’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to whether an Optionee’s has been discharged for Cause.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Committee” means a committee to be appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

“Common Stock” means the shares of common stock of the Corporation, including both the voting and any non-voting classes of stock.

“Corporation” means Envela Corp., a Nevada corporation.

“Employee” means a common-law employee of the Corporation or a Subsidiary.

“Employment” means periods during which an Employee qualifies as an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Common Stock on any date will be (a) the average on that date of the high and low prices of a share of Common Stock on the New York Stock Exchange American capital market; or (b) such other value as the Board reasonably determines is a more accurate indication of the fair market value of the Common Stock.

“Immediate Family Member” means each of (a) the children, step children or grandchildren of the Employee to whom the Option is granted, (b) the spouse or any parent of the Employee to whom the Option is granted, (c) any trust solely for the benefit of any such family members, and (iv) any partnership or other entity in which such family members are the only partners or other equity holders.

“Incentive Stock Option” means any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

“Nonstatutory Stock Option” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” or “Stock Option” means a right granted pursuant to the Plan to purchase shares of Common Stock and includes the terms “Incentive Stock Option ” and “Nonstatutory Stock Option.”

“Optionee” means an Employee who is granted an Option under this Plan.

“Option Agreement” means a written agreement representing Options granted pursuant to the Plan, as contemplated by Section 7 of the Plan.

“Option Holder” means the Optionee or, if applicable, the person to whom the Optionee’s rights under the Option Agreement have been validly transferred.

“Parent” means a “parent company” of the Corporation, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” means the Envela Corporation 2025 Equity Incentive Plan as originally approved by the Board of Directors on April 30th 2025, as embodied in this document, and as the same may be amended from time to time.

“Share” means a share of the Common Stock of the Corporation that is subject to an Option as adjusted in accordance with Section 9 of the Plan.

“Subsidiary” means a “subsidiary corporation” of Corporation or a Parent, whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3. Effective Date of the Plan

The Plan will become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Corporation, provided that such shareholder approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options pursuant to the Plan prior to shareholder approval if such Options by their terms are contingent upon subsequent shareholder approval of the Plan.

  4. Administration

  (a) Procedure.

  (i) Administration With Respect to Directors and Officers. With respect to grants of Options to Employees who are also officers or directors of the Corporation, the Plan will be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto (“Rule 16b-3”) with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a committee designated by the Board to administer the Plan, which committee must be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without Cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

  (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

  (iii) Administration With Respect to Other Employees. With respect to grants of Options to Employees who are neither directors nor officers of the Corporation, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which committee must be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of the Nevada corporate and securities laws and of the Code (the “Applicable Laws”). Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without Cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

  (b) Powers of the Board. Subject to the provisions of the Plan, the Board (or the Committee) will have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information, the fair market value of the Common Stock in each class; (iii) to determine the exercise price per Share of Options to be granted, which exercise price must be determined in accordance with Section 7(b) of the Plan; (iv) to determine the regular, full-time Employees and non-employee directors to whom, and the time or times at which, Options will be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the rules and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Option Holder) the exercise date of any Option, consistent with the provisions of Section 7 of the Plan; (ix) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option previously granted by the Board or Committee; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

  (c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board (or the Committee designated by the Board to administer the Plan) will be final and binding on all Optionees, and Option Holders of any Options under the Plan.

  5. Participation in the Plan

Participation in the Plan will be limited to those Employees who are both (i) designated for payroll purposes as full-time, permanent employees of the Corporation and any Parent or Subsidiary and (ii) designated by the Committee and approved by the Board of Directors to participate in the Plan. The Plan will not confer upon any Optionee any right with respect to continuation of Employment, nor will it interfere in any way with his or her right or the Corporation’s right to terminate his or her employment at any time, with or without Cause.

   6. Stock Subject to the Plan

(a) Subject to Section 9 of the Plan, there will be reserved for the granting of Options pursuant to the Plan and for issuance and sale pursuant to such Options 1,100,000 shares of Common Stock, subject to adjustments as provided in Section 7(d) of the Plan. To determine the number of Shares of either the voting or nonvoting class of Common Stock that is available at any time for the granting of Options, there will be deducted from the total number of reserved shares of that class of Common Stock, the number of shares of that class of Common Stock in respect of which Options have been granted pursuant to the Plan that are still outstanding or have been exercised. Any shares of Common Stock subject to an Option under the Plan that, after the effective date of the Plan, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to an Optionee will thereafter be deemed to be available for grant with respect to shares of Common Stock. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, an Option are withheld to cover taxes or any applicable exercise price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Options are exercised, the aggregate number of Shares subject to such Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options, or (y) withheld to cover applicable taxes on any Options shall not be available for issuance under the Plan. The shares of Common Stock to be issued pursuant to the Plan will be made available from the authorized but unissued shares of Common Stock or reacquired Common Stock. If for any reason shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such shares of Common Stock again will (unless the Plan has been terminated) be available for issuance pursuant to the exercise of Options pursuant to the

Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Corporation will not become available for future grant or sale under the Plan.

(b) Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan will be used for the general business purposes of the Corporation.

  7. Terms and Conditions of Options

(a) Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options and may be for the purchase of either voting or non-voting Common Stock, all as determined by the Board of Directors or Committee at its discretion and as designated in the terms of the Option Agreement. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Corporation) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of the prior sentence, Options will be taken into account in the order in which they were granted, and the fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be such price as is determined by the Board of Directors or Committee at the time of the grant; provided, however, that in no event shall the exercise price of an Option be less than the greater of (i) ten dollars ($10.00) per Share, (ii) one hundred percent (100%) of the Fair Market Value of a Share on the date of grant or (iii) one-hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant in the case of an Incentive Stock Option granted to a ten percent (10%) shareholder of the Corporation (within the meaning of Code Section 422(b)(6)).

For purposes of this Section 7(b), if an Option is amended to reduce the exercise price, the date of grant of such Option will thereafter be considered to be the date of such amendment.

(c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to but not exceeding 10 years from the date on which it is granted. The term of each Option will be determined by the Board of Directors or Committee at the time of grant of the Option and specified in the Option Agreement, provided that if no term is specified by the Board or Committee the term of the Option will be the maximum term permitted under this Section, measured from the date on which it is granted. Notwithstanding anything to the contrary, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option will be five years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is a Nonstatutory Stock Option, the term of the Option will be five years and one day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

(d) The Board of Directors or Committee may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option will vest in the Optionee over such period of time as the Board or Committee, in its discretion, determines for each Optionee.

(e) Upon voluntary or involuntary termination of an Optionee’s active Employment for any reason (including disability), the Optionee’s Option and all rights thereunder will terminate effective at the close of business on the date the Optionee ceases to be an active, regular employee of the Corporation or any of its subsidiaries, except (1) to the extent previously exercised and (2) as provided in Sections 7(f) and (g) of the Plan.

(f) If an Optionee takes a leave of absence from the Corporation or any Parent or Subsidiary for personal reasons or as a result of entry into the armed forces of the United States or any of the departments or agencies of the United States government, the Committee may consider the Optionee’s case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances in its absolute discretion, including accelerating the time previously granted Options may be exercised and extending the time following the Optionee’s termination of Employment during which the Option Holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the term of the Option or more than ninety days after the Optionee’s termination of Employment.

(g) If an Optionee’s Employment terminates as a result of the Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), the Option Holder may exercise his/her Option within no more than the twelve-month period beginning on the date of his/her termination of Employment (to the extent the Option Holder was entitled to exercise the Option at the date of the Optionee’s termination of Employment and provided that in no event may any Option be exercised after the expiration of the term of the Option), after which the Option will lapse.

(h) If an Optionee dies during the term of his/her Option without the Option having been fully exercised, the Option will lapse, and the executor or administrator of the Optionee’s estate or the person who inherits the right to exercise the Option by bequest or inheritance will not have any right to purchase the number of shares of Common Stock that the deceased Optionee was entitled to purchase at the date of death.

 (i) The granting of an Option pursuant to the Plan will not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to retain or employ the Optionee for any specified period.

 (j) Except as provided in Section 9, without the approval of the shareholders of the Company, the terms of outstanding Options may not be amended to (i) reduce the exercise price of an outstanding Option, (ii) grant a new Option in substitution for, or upon the cancellation of, any previously granted Option that has the effect of reducing the exercise price thereof, (iii) exchange any Option for Stock, cash or other consideration when the exercise price per share of Common Stock under such Option equals or exceeds the Fair Market Value of a share of Common Stock or (iv) take any other action that would be considered a “repricing” of an Option under the applicable listing standards of the national securities exchange on which the Shares are listed (if any).

(k) In addition to the general terms and conditions set forth in this Section 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan will be subject to the following additional terms and conditions:

(i) “Incentive Stock Options” will be granted only to individuals who, at the date of grant of the Option, are regular, full-time Employees of the Corporation or any Parent or Subsidiary;

(ii) No Employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation will be eligible to be granted an “Incentive Stock Option,” unless the exercise price per Share is at least 110% of the Fair Market Value of the Common Stock subject to the Option on the date of grant of the Option and the Option, by its terms, is not exercisable after the expiration of five years from the date the Option is granted.

(iii) To the extent that the aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock in respect of which an Option is exercisable for the first time by the Optionee during any calendar year (and taking into account all “incentive stock option” plans of the Corporation and its subsidiaries) exceeds $100,000, that number of whole shares for which an Option issued hereunder is exercisable with an aggregate fair market value in excess of this $100,000 limit will not be treated as having been granted under an “incentive stock option”; and

(iv) Any other terms and conditions specified by the Committee that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for “incentive stock options” under Section 422 of the Code.

   8. Methods of Exercising Options

(a) An Optionee (or other Option Holder, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option must (i) notify the Corporation in writing at its principal office to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment or provision for payment for the shares of Common Stock so purchased in accordance with this Section 8. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option Holder should mail the original executed copy of the written notice to the Corporation promptly thereafter. An Option may not be exercised for as fraction of a share of Common Stock.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, will be determined by the Board of Directors, as permitted under the laws of the State of Nevada, and may include payment in whole or in part (i) by means of consideration received under any cashless exercise procedure approved by the Board of Directors (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Optionee which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Board of Directors and permitted by applicable Nevada law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the exercise price, the Board of Directors may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Board of Directors at the time of grant and specified in an applicable Option Agreement.

(c) An Option will be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the Option Holder and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation. Full payment may, as authorized by the Board of Directors, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the stock certificate evidencing such Shares, no right to vote (in the case of voting stock) or receive dividends or any other rights as a shareholder will exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Corporation will issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. If the exercise of an Option is treated in part as the exercise of a Nonstatutory Stock Option, the Corporation will issue a separate stock certificate evidencing the Shares of each class treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares of each class treated as acquired upon exercise of a Nonstatutory Stock Option, and will identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

(d) An Option Holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option will not have been exercised.

(e) Exercise of an Option in any manner will result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

  9. Adjustments Upon Changes in Capitalization or Merger

Subject to any required action by the shareholders of the Corporation, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation will not be deemed to have been “effected without receipt of consideration.” Such adjustment must be made by the Board of Directors, whose determination in that respect will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof may be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution, liquidation or sale of all or substantially all of the assets of the Corporation, the Board must notify the Optionee or other Option Holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of the merger of the Corporation with or into another corporation, the Option will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Board will, in lieu of such assumption or substitution, provide for the Option Holder to have the right to exercise the Option as to all of the optioned Shares, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the Optionee or other Option Holder that the Option will be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

  10. Time of Granting Options

The date of grant of an Option will, for all purposes, be the date on which the Board of Directors or Committee makes the determination granting such Option. Notice of the determination will be given to each Optionee within a reasonable time after the date of such grant.

  11. Amendments and Discontinuance of the Plan

(a) The Board of Directors has the right at any time and from time to time to amend, modify, or discontinue the Plan in such respects as the Board may deem advisable; provided that, unless approved by the Corporation ’s shareholders in accordance with Section 16, no such amendment, modification, or discontinuance of the Plan may (i) revoke or alter the terms of any valid Option previously granted pursuant to the Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Options granted pursuant to the Plan, (iii) change the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of Options granted pursuant to the Plan to any single individual, (iv) decrease the price determined pursuant to the provisions of Section 7(b), (v) change the class of persons to whom Options may be granted pursuant to the Plan, (vi) provide for Options exercisable more than 10 years after the date granted, (vii) if the Corporation has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

  (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 16(a) of the Plan is made at a time when any class of equity securities by the Corporation is registered under Section 12 of the Exchange Act, such shareholder approval must be solicited as described in Section 16 of the Plan.

  (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan will not affect Options already granted, and such Options will remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or other Option Holder and the Board of Directors, which agreement must be in writing and signed by the Option Holder and the Corporation.

  12. Plan Subject to Governmental Laws and Regulations

The Plan and the grant and exercise of Options pursuant to the Plan are subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations. Shares may not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Corporation with respect to such compliance.

As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned relevant provisions of law.

  13. Reservation of Shares

The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

    14. Minimum Vesting Requirements

Except in the case of Options substituted pursuant to Section 9 and subject to the following sentence, Options granted under the Plan shall be subject to a minimum vesting period of one (1) year.

Notwithstanding the foregoing, the Committee may grant Options covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement.

15. Option Agreements

Options will be evidenced by written agreement in such form as the Committee determines from time to time.

  16. Shareholder Approval

(a) Continuance of the Plan is subject to approval by the shareholders of the Corporation within twelve (12) months before or after the date the Plan is adopted.

(b) The required approval of the shareholders of the Corporation will be solicited substantially in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

  17. Term of Plan

The Plan will become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Corporation as described in Section 16 of the Plan. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

18. Code Section 409A

The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A (or an available exemption therefrom) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in accordance therewith. Each amount to be paid or benefit to be provided to the Optionee pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Option Agreement shall be construed as a guarantee of any particular tax effect with respect to an Option. The Corporation does not guarantee that any Options provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Corporation be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by an Optionee on account of any non-compliance with Code Section 409A.

19. Withholding Taxes

Each Optionee shall, no later than the date as of which the value of an Option first becomes includible in the gross income of such Optionee for federal, state and/or local income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Board of Directors regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Option. The obligations of the Corporation under the Plan shall be conditional on the making of such payments or arrangements, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee. Whenever Shares are to be delivered pursuant to an Option, the Corporation shall have the right to require the Optionee to remit to the Corporation in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Board of Directors, an Optionee may satisfy the foregoing requirement by electing to have the Corporation withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Optionee, if such other greater amount would not, as determined by the Board of Directors, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Option. The Corporation may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option (including by a “net exercise” or broker assisted “cashless” exercise procedure approved by the Board of Directors).

20. Severability

If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

21. Choice of Law

This Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such State.

22. Headings

The headings in this Plan and any Option Agreements are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

23. Forfeitures

The Board may specify in an Option Agreement that the Participant’s rights, payments and benefits with respect to an Option shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of the Option. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Option Agreement or that are otherwise applicable to the Optionee, a termination of the Optionee’s Employment for Cause, or other conduct by the Optionee that is detrimental to the business or reputation of the Corporation and its Subsidiaries and/or its Affiliates.

24. Limitations on Participation

Participation in this Plan shall be limited exclusively to those individuals who are designated as eligible participants under Section 5 of this Plan. No person shall have any rights or be entitled to any benefits under this Plan except as expressly provided herein. Eligibility to participate is limited to employees of the Corporation or its Affiliates who are designated by the Committee and approved by the Board, and no other individual or entity shall be deemed a participant or have any claim under the Plan. The mere act of being eligible shall not entitle any person to be selected to receive an Option grant, and participation in one year shall not guarantee participation in any future year.

25. Plan Document Controls

The Plan and each Option Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Option Agreement, the terms and conditions of the Plan shall control.

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